                                                                     EXHIBIT 3.1

                              CERTIFICATE OF MERGER
                                 AQ MERGER CORP.
                                  WITH AND INTO
                                TOTAL eMED, INC.


         Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL"), Total eMed, Inc., a Delaware corporation ("Total eMed") and the surviving corporation in the merger of AQ Merger Corp., a Delaware corporation ("AQ"), with and into Total eMed (the "Merger"), does hereby certify that:

          1. The name and state of incorporation of each of the constituent corporation sin the Merger are as follows:

                 Name of Corporation             State of Incorporation
                 -------------------             ----------------------
                 Total eMed, Inc.                       Delaware
                 AQ Merger Corp.                        Delaware

         2. Total eMed and AQ are parties to an Agreement of Reorganization and Merger dated as of February 21, 2000 to which MedicaLogic, Inc., an Oregon corporation, is also a party (the "Merger Agreement"). The Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of Total eMed and AQ in accordance with Section 251 of the DGCL.

         3. The name of the surviving corporation is Total eMed, Inc.

         4. At the time the Merger becomes effective under the Merger Agreement, the Certificate of Incorporation of Total eMed will be in the form attached hereto as Exhibit A.

         5. The executed Merger Agreement is on file at the office of the surviving corporation located as 720 Cool Springs Boulevard, Suite 200, Franklin, Tennessee 37067.

         6. A copy of the Merger Agreement will be furnished by the surviving corporation upon request and without cost to any stockholder of either Total eMed or AQ.

         IN WITNESS WHEREOF, Total eMed, Inc. has caused this certificate to be signed this 11th day of May, 2000.


                                       TOTAL eMED, INC.


                                       By:      /s/ Richard D. Rehm MD
                                           -------------------------------------
                                           Richard D. Rehm, M.D.
                                           President and Chief Executive Officer

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                          CERTIFICATE OF INCORPORATION
                                       OF

                                 TOTAL eMED INC.

                                    ARTICLE I

         The name of the corporation of Total eMed, Inc.

                                   ARTICLE II

         The address of the corporation's registered office in the state of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The corporation shall have the authority to issue 100 shares of Common Stock, par vale of $.01 per share.

                                    ARTICLE V

         Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                                   ARTICLE VI

         In furtherance, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

                                   ARTICLE VII

         No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of




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the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                                  ARTICLE VIII

         The corporation shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the corporation and may indemnify to the fullest extent not prohibited by law any current or former employee or agent of the corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of the an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                         CERTIFICATE OF AMENDMENT NO. 2
                         TO CERTIFICATE OF INCORPORATION
                                       OF
                                TOTAL eMED, INC.


         Pursuant to Section 242 of the Delaware General Corporation Law (the "Law"), Total eMed, Inc. hereby adopts the following Certificate of Amendment No. 2 to its Certificate of Incorporation and does hereby certify:

         1. That at a duly called meeting on October 23, 2003, the Board of Directors of Total eMed, Inc. duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         Section 1 of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

         "SECTION 1. The name of the Corporation is Spheris Inc."

         2. That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the Law.

         3. That the amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 228 of the Law.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment No. 2 to the Certificate of Incorporation of Total eMed, Inc.

         Dated as of November 13, 2003.


                             TOTAL eMED, INC.


                             By:     /s/ Gregory T. Stevens
                                     ------------------------------------------
                             Name:   Gregory T. Stevens, Esq.
                                     ------------------------------------------
                             Title:  Chief Administrative Officer and Secretary
                                     ------------------------------------------